UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 20, 2016

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Executive Compensation

On April 20, 2016, the Executive Compensation Committee (the “Committee”) of the Board of Directors of MainSource Financial Group, Inc. (the “Company”) approved the compensation of the named executive officers for 2016. The following is a summary of the terms of the 2016 compensation plan approved by the Committee:

Base Salary.  The base salary (effective as of March 1, 2016) for the Company’s Chief Executive Officer, Chief Financial Officer, and the other “Named Executive Officers”, is set forth below.

Name and Title	2016 Base Salary
Archie M. Brown, Jr.	$500,000
President and Chief Executive Officer

James M. Anderson	$262,500
Chief Financial Officer

Daryl R. Tressler	$264,000
Chief Banking Officer and President,
MainSource Bank

William J. Goodwin	$248,000
Chief Credit Officer

Chris M. Harrison	$248,000
Chief Consumer Banking Officer

2016 STIP.  The Committee also determined the following performance measures for the MainSource Financial Group Short-Term Incentive Plan (the “STIP”) applicable to the executives’ performance:

Performance Measure	Weight

Earnings per Share	30%
Return on Assets	30%
Non-performing Assets/Total Assets	30%
Loan Growth	10%

The STIP payout will begin once the Company’s performance for each measure (the “Actual Performance”) exceeds the pre-established Threshold for the applicable measure (thus, no payout will occur if the Actual Performance for all measures is equal to or below the

Threshold).  Each executive’s target payout is achieved once the Actual Performance equals the Target level, and the maximum payout is achieved once the Actual Performance equals the Superior level, each of which are set by the Committee based on the Company’s annual budget.

Performance	Payout
Threshold	0%
Target	100%
Superior	150%

For Actual Performance at levels in between the Threshold and 150% of the Target, the payout percentage is interpolated.  For example Actual Performance equal to 60% of the Target equates to a payout of 60% of the Target.  Each Named Executive Officer’s target payout level is equal to a percentage of his base salary, as set forth below:

Name and Title	Target Payout
Archie M. Brown, Jr.	50% of base salary
James M. Anderson	40% of base salary
Daryl R. Tressler	40% of base salary
William J. Goodwin	40% of base salary
Chris M. Harrison	40% of base salary

STIP awards are also subject to claw-back to the extent required by federal laws or regulations.  A complete description of the STIP is set forth in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 23, 2016 (the “Proxy Statement”).

Amendments to Change in Control Agreement.  On April 20, 2016, the Committee approved an amendment (the “Amendment”) to the Change in Control Agreement between the Company and Chris M. Harrison dated May 4, 2012 (the “Agreement”).  The purpose of the Amendment was to align Mr. Harrison’s potential payment and continued medical coverage upon the occurrence of a change of control with the Company’s other Named Executive Officers (except Mr. Brown and Mr. Tressler, in certain respects).  Pursuant to the Amendment, in the event Mr. Harrison is entitled to a change in control payment in accordance with the terms of the Agreement:

(i)	Mr. Harrison’s potential payment will be calculated using a multiple of 2.0 times his base salary and bonus, rather than 1.5 times; and

(ii)	Mr. Harrison will be entitled to continued medical, dental, accident, disability and life insurance benefits for a period of 12 months, rather than 18 months, following his date of termination.

In all other respects, the Agreement remains as described in the Proxy Statement.  A copy of the Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 26, 2016

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer